Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-118876, Form S-8 No. 333-68976, Form S-8 No. 333-47453 and Form S-3 No. 333-128989) of Dril-Quip, Inc., of our report dated March 5, 2004, with respect to the 2003 consolidated financial statements of Dril-Quip, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Houston, Texas

March 10, 2006